Exhibit 99.1

Ecoark Holdings, Inc. Announces $8 Million Registered Direct Offering

Rogers, AR (March 14, 2017) - Ecoark Holdings, Inc. (OTCQX: EARK), a provider of a growing suite of proprietary technologies and services that drive sustainability and facilitate sustainable growth for a wide range of clients, today announced that it has entered into definitive agreements with two institutional investors for an offering of 2,000,000 shares of common stock, at a price per share of $4.00, issued with warrants to purchase 1,000,000 shares of common stock. The warrants have an exercise price of $5.00 per share and will expire five years from the date of issuance. The closing of the offering is expected to take place on or about March 17, 2017, subject to the satisfaction of customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., is acting as the exclusive placement agent in connection with this offering. Net proceeds from the offering are expected to be approximately $7.3 million, excluding potential proceeds from the exercise of the warrants. Ecoark intends to use the net proceeds from the offering for growth working capital and increasing its stockholders’ equity as it prepares to complete its application for uplisting on the Nasdaq Capital Market following both the changing of its fiscal year end to March 31, 2017 and the filing of its March 31, 2017 audited financial statements.

The securities described above are being offered by Ecoark Holdings pursuant to a shelf registration statement (File No. 333-213186) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov and following such filing, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov, or from H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com or calling 646-975-6957.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ecoark Holdings Inc.

Based in Rogers AR and founded in 2011, Ecoark Holdings, Inc. is a growth-oriented company based in the retail and logistics hub of Northwest Arkansas. Ecoark’s portfolio of technology solutions increase operational visibility and improve organizational transparency for a wide range of corporate clients.

Ecoark’s technologies fight waste in Operations, Logistics, and Supply Chains across the evolving global economy. Ecoark’s portfolio of companies and technologies work to integrate people, processes, and data in order to overcome ingrained operational hurdles and create new revenue streams.

Ecoark’s vision is to expose the cycles of waste that reduce efficiency and cost effectiveness across the business landscape. Ecoark’s strategically acquired subsidiaries have anticipated and responded to key economic factors impacting every business today.

Ecoark addresses these vital economic factors through four active subsidiaries, Zest Labs, Eco3d, Pioneer Products, and Magnolia Solar.

For more information, please visit www.ecoarkusa.com.

Forward Looking Statement:

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations and statements relating to our expectations regarding the completion of the proposed registered offering. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern; adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Other factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the proposed registered offering and the impact of general economic, industry or political conditions in the United States or internationally. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Media Contact
Matthew Bretzius
FischTank Marketing and PR
Matt@fischtankpr.com

Investor Relations Contact

Randy May II, Investor Relations

479-259-2984

rsmay@ecoarkusa.com